Exhibit 99.4

FORM OF

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase (i) 8.00% Senior Secured Second Priority Notes due 2025 (the “Notes”), (ii) shares of common stock (the “Common Stock”) of Forbes Energy Services Ltd. (the “Company”), or (iii) some combination thereof.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [•], 2021, the last business day prior to the scheduled expiration date of the rights offering of [●], 2021 (which may be extended by the Company).

This will instruct you whether to exercise Rights to purchase Notes distributed with respect to the shares of Common Stock held through you as broker, dealer, custodian bank or other nominee for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus dated [●], 2021 (the “Prospectus”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS to purchase Notes or Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS to purchase Notes or Common Stock as set forth below:

	Principal Amount of Notes Subscribed For	Subscription Price			Whole Shares of Common Stock	Equity Price		Payment
Basic Subscription Privilege (1)	x	$3.34	=	+	x	$2.57	=	$ (Line 1)
Over-Subscription Privilege (1)	x	$3.34	=	+	x	$2.57	=	$ (Line 2)
Total Payment Required								$ —
								(Sum of Lines 1 and 2)

(1) The aggregate principal amount of Notes or Common Stock that may be subscribed for pursuant to Rights held by Arizona residents other than certain institutional investors pursuant to this rights offering is limited to $500,000. Therefore, if [●] receives exercise documentation that otherwise would require the Company to issue to Arizona residents who are not eligible institutional investors more than $500,000 in aggregate principal amount, the Company will issue to all such exercising stockholders their pro rata portion of such aggregate principal amount of Notes or Common Stock and return the excess payment amount, if any, to such stockholders, without interest, as soon as practicable after the expiration date of this rights offering. Brokers, dealers, banks and other nominees exercising rights on behalf of beneficial owners are required to make representations as to the principal amount of Underlying Notes or Common Stock subscribed for by Arizona residents that are not a bank, a savings institution, a trust company, an insurance company, an investment company as defined in the Investment Company Act of 1940, a pension or profit sharing trust or other financial institution or institutional buyer or a dealer.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $   from the following account:

(The total of Box 3 and Box 4 must equal the Total Payment Required specified above under Box 2.)

Type of Account:	Account No.:

Box 5. ☐ Please check the following box if you are exercising rights on behalf of a beneficial owner in Arizona that is not a bank, a savings institution, a trust company, an insurance company, an investment company as defined in the Investment Company Act of 1940, a pension or profit sharing trust or other financial institution or institutional buyer or a dealer.

[Signature page follows]

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the principal amount of Notes or Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the principal amount of Notes or Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Address of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other entity acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: